Exhibit 99.1
Dollar Tree, Inc. Reports Results for the
Second Quarter Fiscal 2023

•Same-Store Sales: Dollar Tree +7.8%; Family Dollar +5.8%; Enterprise +6.9%
•Comparable Transaction Count: Dollar Tree +9.6%; Family Dollar +3.4%
•Diluted Earnings per Share (EPS) $0.91
•Increasing Fiscal 2023 Sales Outlook Range to $30.6 Billion to $30.9 Billion
•Tightening Fiscal 2023 Diluted EPS Outlook Range to $5.78 to $6.08, Including $0.12 per Share Legal Reserve from Q1 2023

CHESAPEAKE, Va.--August 24, 2023--Dollar Tree, Inc. (NASDAQ: DLTR) today reported financial results for its second quarter ended July 29, 2023.

“At our June Investor Conference we shared the details of our strategy to transform the company and unlock the true value of our business, and our second quarter results show us making solid progress against these objectives. Both the Dollar Tree and Family Dollar segments reported strong same-store sales trends, driven by increased traffic and accelerated market share gains,” said Rick Dreiling, Chairman and Chief Executive Officer. “We are delivering on our strategy through the dedication of our 200,000+ associates who are focused on providing an exceptional experience for our customers.”

“In the second quarter we continued to generate strong top-line results across both segments. While factors like sales mix and elevated shrink continue to pressure margins, we generated a year-over-year increase in gross profit dollars. We are pleased with the progress of our transformation to date and remain confident in our ability to deliver our growth objective of $10 or more of diluted EPS by 2026,” stated Jeff Davis, Chief Financial Officer.

Additional Business Highlights

•Opened 118 new stores
•Expanded multi-price Plus offering to 715 additional Dollar Tree stores
•Added $3, $4, and $5 frozen and refrigerated items to 1,645 additional Dollar Tree stores
•Completed 276 Family Dollar store renovation projects
•Established $1.5 billion commercial paper program
•Net cash provided by operating activities increased $189.7 million compared to Q2 2022
•Improved free cash flow by $40.5 million compared to Q2 2022

Second Quarter 2023 Key Operating Results
(Compared to same period fiscal 2022)	Q2 Fiscal 2023	Change	YTD Fiscal 2023	Change

Consolidated Net Sales	$7.32B	8.2%	$14.64B	7.1%

Same-Store Sales Growth:
Dollar Tree Segment	7.8%	30 bps	5.6%	-380 bps
Family Dollar Segment	5.8%	380 bps	6.2%	660 bps
Enterprise	6.9%	200 bps	5.9%	120 bps

Operating Income	$287.8M	(43.1%)	$707.5M	(42.8%)
Diluted EPS	$0.91	(43.1%)	$2.26	(43.1%)

Adjusted Operating Income[1]	$287.8M	(43.1%)	$737.5M	(40.4%)
Adjusted Diluted EPS[1]	$0.91	(43.1%)	$2.38	(40.1%)
[1]
Adjustment is due to a $30 million accrual in Q1 FY 2023 related to previously disclosed legal proceedings associated with our West Memphis, Arkansas distribution center. See “Use of Non-GAAP Financial Measures” below.

Second Quarter Results

Unless otherwise noted, all comparisons are between the 13 weeks ended July 29, 2023, and the 13 weeks ended July 30, 2022.

Consolidated net sales increased 8.2% to $7.32 billion. Enterprise same-store sales increased 6.9%. Dollar Tree same-store sales increased 7.8%, driven by a 9.6% increase in traffic, partially offset by a 1.6% decline in average ticket. Family Dollar’s 5.8% same-store sales increase was comprised of a 3.4% increase in traffic along with a 2.3% increase in average ticket.

Gross profit increased 0.5% to $2.13 billion and gross margin declined 220 basis points to 29.2%. The prior year’s quarter included an outsized margin benefit from the initial transition to the $1.25 price point at Dollar Tree. The gross margin decline was driven by lower initial mark-on, unfavorable sales mix, elevated shrink, and wage investments in distribution center payroll, partially offset by lower freight costs.

Selling, general and administrative expenses were 25.3% of total revenue, compared to 24.0%. The increase was primarily due to wage investments in store and field payroll, higher incentive compensation, investments in repairs and maintenance to improve store standards, higher professional fees, elevated general liability insurance claims, and higher utilities expenses related to unseasonably high temperatures throughout much of the country, partially offset by sales leverage.

Operating income was $287.8 million and operating margin was 3.9%.

The Company’s effective tax rate was 24.0%, compared to 24.2%.

Net income was $200.4 million and diluted EPS was $0.91.

The Company repurchased 703,713 shares for $99.9 million, including applicable excise tax.

Year-to-Date Results

Unless otherwise noted, all comparisons are between the 26 weeks ended July 29, 2023, and the 26 weeks ended July 30, 2022.

Consolidated net sales increased 7.1% to $14.64 billion. Enterprise same-store sales increased 5.9%. Dollar Tree same-store sales increased 5.6%, driven by a 7.7% increase in traffic, partially offset by a 1.9% decline in average ticket. Family Dollar’s 6.2% same-store sales increase was comprised of a 3.9% increase in traffic along with a 2.3% increase in average ticket.

Gross profit decreased 2.2% to $4.37 billion and gross margin declined 290 basis points to 29.8%.

Selling, general and administrative expenses were 25.0% of total revenue, compared to 23.7%.

Operating income was $707.5 million and operating income margin was 4.8%.

The Company’s effective tax rate was 24.0% compared to 23.5%.

Net income was $499.4 million and diluted EPS was $2.26.

The Company repurchased 1,728,713 shares for $252.0 million, including applicable excise tax.

Updated Fiscal 2023 Outlook

“We are bringing in the high and low end of our outlook range for diluted EPS to better reflect the balance of opportunities and risks we see in the current operating environment. Our outlook takes into consideration several factors including shifting sales mix, unfavorable shrink trends, higher diesel fuel prices, incremental savings on ocean freight, and our improved sales performance,” Davis added.

Fiscal 2023 Outlook

Consolidated net sales for full-year fiscal 2023 are now expected to range from $30.6 billion to $30.9 billion. The Company expects to deliver a mid-single-digit comparable store sales increase for the year, comprised of a mid-single-digit increase in the Dollar Tree segment and a mid-single-digit increase in the Family Dollar segment. Selling square footage is expected to grow by 3.0% to 3.5% for the year, with new store growth back-end weighted. Diluted EPS is expected to range from $5.78 to $6.08, including the $0.12 charge for the legal reserve taken in the first quarter and the impact of the 53rd week in fiscal 2023.

Third Quarter 2023 Outlook

The Company expects consolidated net sales for the third quarter will range from $7.3 billion to $7.5 billion, based on a mid-single-digit increase in same-store sales for the enterprise, and for the Dollar Tree and Family Dollar segments. Diluted EPS for the quarter is estimated to be in the range of $0.94 to $1.04.

While share repurchases are not included in the outlook, the Company had $1.6 billion remaining under its share repurchase authorization as of July 29, 2023.

Conference Call Information

On Thursday, August 24, 2023, the Company will host a conference call to discuss its earnings results at 8:00 a.m. Eastern Time. The telephone number for the call is 877-407-3943. A recorded version of the call will be available until midnight Wednesday, September 30, 2023, and may be accessed by dialing 877-660-6853. The access code is 13740375. A webcast of the call is accessible through Dollar Tree's website and will remain online through Thursday, August 31, 2024.

Supplemental financial information for the second quarter is available on the Investor Relations portion of the Company’s website, at www.Corporate.DollarTree.com/Investors.

Dollar Tree, a Fortune 200 Company, operated 16,476 stores across 48 states and five Canadian provinces as of July 29, 2023. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). From time-to-time, the Company supplements the reporting of its financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP financial measures included in this press release are adjusted operating income, adjusted diluted earnings per share (EPS), adjusted net income, and adjusted operating income (Family Dollar segment), each of which excludes the impact of a $30 million accrual related to previously disclosed legal proceedings associated with our West Memphis, Arkansas distribution center, and free cash flow.

A reconciliation of the non-GAAP financial measures to the corresponding amounts prepared in accordance with GAAP appears in the table “Reconciliation of Non-GAAP Financial Measures” below. The table provides additional information regarding the adjusted measures.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as: “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target” or “estimate”, “may”, “will”, “should”, “predict”, “possible”, “potential”, “continue”, “strategy”, and similar expressions. For example, our forward-looking statements include statements relating to our business and financial outlook for fiscal 2023, including without limitation our expectations regarding net sales, comparable store sales and diluted earnings per share for the third fiscal quarter and full fiscal year 2023, and various factors that are expected to impact our quarterly and annual results of operations for fiscal 2023; our selling square footage and new store growth; our plans and expectations regarding our business, including the impact of various initiatives and investments on the company’s performance and prospects for long-term growth; our earnings per share objective for fiscal 2026; and our other plans, objectives, expectations (financial and otherwise) and intentions. These statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 10, 2023, our Form 10-Q for the most recently ended fiscal quarter and other filings we make from time to time with the Securities and Exchange Commission. In addition, we can provide no assurances that we will not be required to accrue additional amounts in future periods with respect to legal proceedings related to our West Memphis, Arkansas distribution center. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree, Inc.
Robert A. LaFleur, 757-991-5645
Senior Vice President, Investor Relations
www.DollarTree.com
DLTR-E

DOLLAR TREE, INC.
Condensed Consolidated Income Statements
(In millions, except per share data)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
Revenues
Net sales	$7,320.1	$6,765.3	$14,639.6	$13,665.4
Other revenue	5.2	3.2	9.5	5.7
Total revenue	7,325.3	6,768.5	14,649.1	13,671.1
Expenses
Cost of sales	5,185.4	4,640.9	10,274.5	9,200.5
Selling, general and administrative expenses	1,852.1	1,622.2	3,667.1	3,233.7
Operating income	287.8	505.4	707.5	1,236.9
Interest expense, net	24.2	30.6	50.1	64.6
Other (income) expense, net	(0.1)	0.1	—	0.1
Income before income taxes	263.7	474.7	657.4	1,172.2
Provision for income taxes	63.3	114.8	158.0	275.9
Net income	$200.4	$359.9	$499.4	$896.3
Net earnings per share:
Basic	$0.91	$1.61	$2.26	$3.99
Weighted average number of shares	220.1	224.2	220.6	224.7

Diluted	$0.91	$1.60	$2.26	$3.97
Weighted average number of shares	220.5	225.0	221.1	225.7

SG&A expenses as percentage of total revenue	25.3%	24.0%	25.0%	23.7%
Operating income margin	3.9%	7.5%	4.8%	9.0%
Income before income taxes as percentage of total revenue	3.6%	7.0%	4.5%	8.6%
Income tax rate	24.0%	24.2%	24.0%	23.5%
Net income margin	2.7%	5.3%	3.4%	6.6%

DOLLAR TREE, INC.
Segment Information
(In millions, except store count)
(Unaudited)

	13 Weeks Ended				26 Weeks Ended
	July 29, 2023		July 30, 2022		July 29, 2023		July 30, 2022
Net sales:
Dollar Tree	$3,873.4		$3,571.1		$7,805.1		$7,352.9
Family Dollar	3,446.7		3,194.2		6,834.5		6,312.5
Total net sales	$7,320.1		$6,765.3		$14,639.6		$13,665.4

Gross profit:
Dollar Tree	$1,293.3	33.4%	$1,334.9	37.4%	$2,681.9	34.4%	$2,869.6	39.0%
Family Dollar	841.4	24.4%	789.5	24.7%	1,683.2	24.6%	1,595.3	25.3%
Total gross profit	$2,134.7	29.2%	$2,124.4	31.4%	$4,365.1	29.8%	$4,464.9	32.7%

Operating income (loss):
Dollar Tree	$397.8	10.3%	$550.8	15.4%	$933.5	12.0%	$1,315.0	17.9%
Family Dollar	11.8	0.3%	55.0	1.7%	20.6	0.3%	144.5	2.3%
Corporate, support and Other	(121.8)	(1.7%)	(100.4)	(1.5%)	(246.6)	(1.7%)	(222.6)	(1.6%)
Total operating income	$287.8	3.9%	$505.4	7.5%	$707.5	4.8%	$1,236.9	9.0%

DOLLAR TREE, INC.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	July 29, 2023	January 28, 2023	July 30, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$512.7	$642.8	$688.9
Merchandise inventories	5,329.4	5,449.3	5,422.2
Other current assets	315.3	275.0	266.2
Total current assets	6,157.4	6,367.1	6,377.3

Property, plant and equipment, net	5,359.2	4,972.2	4,652.9
Restricted cash	70.1	68.5	53.5
Operating lease right-of-use assets	6,670.9	6,458.0	6,433.6
Goodwill	1,983.3	1,983.1	1,984.3
Trade name intangible asset	3,100.0	3,100.0	3,100.0
Deferred tax asset	13.1	15.0	17.7
Other assets	74.0	58.2	57.0
Total assets	$23,428.0	$23,022.1	$22,676.3
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of operating lease liabilities	$1,478.6	$1,449.6	$1,428.3
Accounts payable	1,776.4	1,899.8	2,011.3
Income taxes payable	10.0	58.1	27.4
Other current liabilities	885.3	817.7	913.5
Total current liabilities	4,150.3	4,225.2	4,380.5
Long-term debt, net	3,423.9	3,421.6	3,419.3
Operating lease liabilities, long-term	5,447.8	5,255.3	5,139.5
Deferred income taxes, net	1,107.6	1,105.7	1,063.6
Income taxes payable, long-term	18.1	17.4	20.7
Other liabilities	249.3	245.4	256.2
Total liabilities	14,397.0	14,270.6	14,279.8
Shareholders' equity	9,031.0	8,751.5	8,396.5
Total liabilities and shareholders' equity	$23,428.0	$23,022.1	$22,676.3
The January 28, 2023 information was derived from the audited consolidated financial statements as of that date.

DOLLAR TREE, INC.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	26 Weeks Ended
	July 29, 2023	July 30, 2022
Cash flows from operating activities:
Net income	$499.4	$896.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	399.0	382.4
Provision for deferred income taxes	3.8	78.8
Stock-based compensation expense	53.2	66.1
Amortization of debt discount and debt-issuance costs	2.3	2.3
Other non-cash adjustments to net income	37.6	18.8

Changes in operating assets and liabilities	(71.5)	(924.1)
Total adjustments	424.4	(375.7)
Net cash provided by operating activities	923.8	520.6

Cash flows from investing activities:
Capital expenditures	(775.8)	(529.6)
Payments for fixed asset disposition	(5.2)	(3.8)
Net cash used in investing activities	(781.0)	(533.4)

Cash flows from financing activities:
Proceeds from stock issued pursuant to stock-based compensation plans	5.5	4.8
Cash paid for taxes on exercises/vesting of stock-based compensation	(27.7)	(38.1)
Payments for repurchase of stock	(250.0)	(250.0)
Net cash used in financing activities	(272.2)	(283.3)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.9	0.2
Net decrease in cash, cash equivalents and restricted cash	(128.5)	(295.9)
Cash, cash equivalents and restricted cash at beginning of period	711.3	1,038.3
Cash, cash equivalents and restricted cash at end of period	$582.8	$742.4

DOLLAR TREE, INC.
Segment Information
(In millions, except store count)
(Unaudited)

	13 Weeks Ended
	July 29, 2023			July 30, 2022
	Dollar Tree	Family Dollar	Total	Dollar Tree	Family Dollar	Total
Store Count:
Beginning	8,153	8,266	16,419	8,088	8,074	16,162
New stores	48	70	118	32	95	127
Re-bannered stores (a)	2	—	2	(3)	2	(1)
Closings	(26)	(37)	(63)	(14)	(43)	(57)
Ending	8,177	8,299	16,476	8,103	8,128	16,231
Selling Square Footage (in millions)	70.9	62.8	133.7	70.2	60.5	130.7
Growth Rate (Square Footage)	1.0%	3.8%	2.3%	2.5%	3.8%	3.1%

	26 Weeks Ended
	July 29, 2023			July 30, 2022
	Dollar Tree	Family Dollar	Total	Dollar Tree	Family Dollar	Total
Store Count:
Beginning	8,134	8,206	16,340	8,061	8,016	16,077
New stores	80	145	225	74	165	239
Re-bannered stores (a)	4	(1)	3	(5)	7	2
Closings	(41)	(51)	(92)	(27)	(60)	(87)
Ending	8,177	8,299	16,476	8,103	8,128	16,231
Selling Square Footage (in millions)	70.9	62.8	133.7	70.2	60.5	130.7
Growth Rate (Square Footage)	1.0%	3.8%	2.3%	2.5%	3.8%	3.1%
(a) Stores are included as re-banners when they close or open, respectively.

	52 Weeks Ended
	July 29, 2023			July 30, 2022
	Dollar Tree	Family Dollar	Total	Dollar Tree	Family Dollar	Total
Sales per Square Foot (b)	$225	$218	$222	$212	$210	$211
(b) Sales per square foot is calculated based on total net sales for the reporting period divided by the average selling square footage during the period.

DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

From time-to-time, the Company discloses certain financial measures not derived in accordance with GAAP. These non-GAAP financial measures should not be used as a substitute for GAAP financial measures, or considered in isolation, for the purposes of analyzing operating performance, financial position, liquidity, or cash flows. The non-GAAP financial measures we have disclosed include adjusted net income, adjusted diluted earnings per share, adjusted operating income, adjusted operating income – Family Dollar, and free cash flow. The Company believes providing additional information in the form of adjusted net income, adjusted diluted earnings per share, adjusted operating income, adjusted operating income – Family Dollar that exclude the unusual expenses described below is beneficial to the users of its financial statements in evaluating the Company's current operating results in relation to past periods. In addition, the Company's debt covenants exclude the impact of certain unusual expenses. The Company has included a reconciliation of these non-GAAP financial measures to the most comparable GAAP measures in the following tables.

In the first quarter of 2023, the Company recorded a $30.0 million charge to its legal reserve for DC 202-related matters.

In addition, the Company discloses free cash flow, a non-GAAP financial measure that we calculate as net cash provided by operating activities less capital expenditures. The Company believes free cash flow is an important indicator of our liquidity as it measures the amount of cash we generate from our business operations. Free cash flow may not represent the amount of cash flow available for general discretionary use, because it excludes non-discretionary expenditures, such as mandatory debt repayments and required settlements of recorded and/or contingent liabilities not reflected in cash flow from operations. The Company has included a reconciliation of free cash flow to the most comparable GAAP measures in the following tables.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings per Share (EPS)	13 Weeks Ended		26 Weeks Ended
	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
Net income (GAAP)	$200.4	$359.9	$499.4	$896.3
SG&A adjustments:
Legal reserve	—	—	30.0	—
Total adjustments	—	—	30.0	—
Provision for income taxes on adjustments	—	—	(3.9)	—
Adjusted Net income (Non-GAAP)	$200.4	$359.9	$525.5	$896.3
Diluted earnings per share (GAAP)	$0.91	$1.60	$2.26	$3.97
Adjustments, net of tax	—	—	0.12	—
Adjusted Diluted EPS (Non-GAAP)	$0.91	$1.60	$2.38	$3.97

Reconciliation of Adjusted Operating Income	13 Weeks Ended		26 Weeks Ended
	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
Operating income (GAAP)	$287.8	$505.4	$707.5	$1,236.9
SG&A adjustments:
Legal reserve	—	—	30.0	—
Total adjustments	—	—	30.0	—
Adjusted Operating income (Non-GAAP)	$287.8	$505.4	$737.5	$1,236.9

Reconciliation of Adjusted Operating Income - Family Dollar Segment	13 Weeks Ended		26 Weeks Ended
	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
Operating income (GAAP)	$11.8	$55.0	$20.6	$144.5
SG&A adjustments:
Legal reserve	—	—	30.0	—
Total adjustments	—	—	30.0	—
Adjusted Operating income (Non-GAAP)	$11.8	$55.0	$50.6	$144.5

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow	13 Weeks Ended		26 Weeks Ended
	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
Net cash provided by operating activities	$171.8	$(17.9)	$923.8	$520.6
Deduct:
Capital expenditures	(425.4)	(276.2)	(775.8)	(529.6)
Free Cash Flow	$(253.6)	$(294.1)	$148.0	$(9.0)